Exhibit 10.1

[FM Services Company Letterhead]

January 3, 2005

B. M. Rankin, Jr.
300 Crescent Court, Suite 875
Dallas, Texas 75201

Dear Mr. Rankin:

The purpose of this letter is to confirm the automatic renewal of your Consulting Agreement dated January 1, 1991, as amended (the “Agreement”).

Your contract will automatically renew for an additional one-year period beginning January 1, 2005, and ending December 31, 2005. All other terms and conditions of the Agreement shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this letter and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson

Richard C. Adkerson
Chairman of the Board
President
FM Services Company

AGREED TO AND ACCEPTED

BY:   /s/ B. M. Rankin, Jr.                     1/19/05
          B. M. Rankin, Jr.      Date